                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Aaron Rents, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001

     The 2001 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company"), will be held on Tuesday, May 1, 2001, at 10:00 a.m., Eastern Time, at the SunTrust Plaza, 4th Floor, 303 Peachtree Street, N.E., Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

          (1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

          (2) The approval of the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan;

          (3) The approval of certain stock option awards granted to three of the Company's executive officers; and

          (4) Such other matters as may properly come before the meeting or any adjournment thereof.

     Information relating to the above items is set forth in the accompanying Proxy Statement.

     Only shareholders of record of the Class A Common Stock at the close of business on March 9, 2001 are entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF
                                           DIRECTORS

                                           JAMES L. CATES
                                           Vice President, Risk Management
                                           and Secretary

Atlanta, Georgia
April 6, 2001

                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
                SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                        IF YOU DO NOT ATTEND PERSONALLY.
                        No postage is required if mailed
               in the United States in the accompanying envelope.

                               AARON RENTS, INC.
                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 2001 annual meeting of shareholders to be held on Tuesday, May 1, 2001 (the "Annual Meeting"), and any adjournment thereof.

     Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by executing another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

     The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to approve each of the other proposals presented at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director or the approval of any of the other proposals. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     Only shareholders of record of Class A Common Stock at the close of business on March 9, 2001 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 9, 2001, the Company had 3,829,506 shares of Class A Common Stock and 16,041,041 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors and any other matters that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors or the other proposals described herein or with respect to most other matters presented to the shareholders for a vote.

     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks, and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph, or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 6, 2001.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 15, 2001 (except as otherwise noted), the beneficial ownership of the Company's Class A Common Stock and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all executive officers and directors of the Company as a group.

     Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of common stock held by him, her, or it.

                                                                AMOUNT AND NATURE
                                          TITLE OF CLASS          OF BENEFICIAL
            BENEFICIAL OWNER              OF COMMON STOCK         OWNERSHIP(1)      PERCENT OF CLASS(1)
            ----------------              ---------------       -----------------   --------------------
R. Charles Loudermilk, Sr...............   Class A                  2,381,612              62.19%
  309 E. Paces Ferry Road                   Common                  2,454,880(2)           15.30%
  Atlanta, Georgia
Gabelli Funds, Inc......................   Class A                    423,500(3)           11.06%
  One Corporate Center                      Common                         --(4)
  Rye, New York
Reich & Tang Asset Mgt. L.P.............   Class A                    260,500(5)            6.80%
  600 Fifth Avenue                          Common                         --(4)
  New York, New York
Gilbert L. Danielson....................   Class A                      2,000                  *
                                            Common                    193,540(6)            1.20%
J. Rex Fuqua............................    Common                     15,000                  *
Earl Dolive.............................   Class A                     86,374               2.26%
                                            Common                    117,942                  *
Robert C. Loudermilk, Jr................   Class A                      1,500(7)               *
                                            Common                    594,840(8)            3.70%
Ronald W. Allen.........................   Class A                      5,000                  *
Leo Benatar.............................   Class A                      2,500                  *
                                            Common                      2,500                  *
Ingrid Saunders Jones...................   Class A                        100                  *
M. Collier Ross.........................    Common                      1,000                  *
William K. Butler, Jr...................    Common                     80,987(9)               *
Eduardo Quinones........................    Common                     23,007(10)              *
All executive officers and
  directors as a group..................   Class A                  2,479,086(7)           64.74%
  (a total of 15 persons)                   Common                  3,530,051(11)          22.01%

---------------

  *  Less than 1%
 (1) Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.

 (2) Includes currently exercisable options to purchase 245,000 shares of Common Stock and 4,973 shares of Common Stock held by Mr. Loudermilk, Sr.'s spouse.
 (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on October 12, 2000 by Gabelli Funds, Inc.
 (4) Gabelli Funds, Inc. and Reich & Tang Asset Management are not required to disclose their holdings of non-voting Common Stock.
 (5) As reflected in an amended Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2000.
 (6) Includes currently exercisable options to purchase 110,000 shares of Common Stock and 700 shares of Common Stock held by Mr. Danielson's spouse.
 (7) Includes 1,500 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee.
 (8) Includes currently exercisable options to purchase 70,000 shares of Common Stock, 69,327 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and 16,223 shares of Common Stock held by Mr. Loudermilk, Jr.'s spouse.
 (9) Includes currently exercisable options to purchase 70,000 shares of Common Stock.
(10) Includes currently exercisable options to purchase 22,000 shares of Common Stock.
(11) Includes currently exercisable options to purchase 551,000 shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's common stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the year ended December 31, 2000, except that William K. Butler, Jr. inadvertently was late in filing two reports and R. Charles Loudermilk, Sr. inadvertently failed to report a gift of shares of Common Stock that occurred in December 2000.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors for the ensuing year, as management recommends, but in no event will the proxy be voted for more than ten nominees. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in one vacancy on the Board until the Board names an additional nominee or reduces the size of the Board to ten members.

     All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                           AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                           ---            ----------------------------------            --------
R. Charles Loudermilk, Sr....  73    Mr. Loudermilk, Sr. has served as Chairman of the        1962
                                     Board and Chief Executive Officer of the Company
                                     since the Company's incorporation in 1962. From 1962
                                     to 1997, he was also President of the Company. He has
                                     been a director of America's Mart Corporation, owner
                                     and manager of the Atlanta Merchandise Mart, since
                                     1996. He is one of the founders and Chairman of the
                                     Board of The Buckhead Community Bank, and formerly
                                     the Chairman of the Board of Directors of the
                                     Metropolitan Atlanta Rapid Transit Authority.
Robert C. Loudermilk, Jr.....  41    Mr. Loudermilk, Jr., has served as a Director of the     1983
                                     Company since 1983, and as President and Chief
                                     Operating Officer of the Company since 1997. From
                                     1993 to 1997, he was Vice President, Real Estate of
                                     the Company. From 1992 to 1993, he was a
                                     self-employed real estate investor. From 1990 to
                                     1991, Mr. Loudermilk, Jr., was Executive Vice
                                     President of Ball Stalker Co., then a subsidiary of
                                     the Company.
Gilbert L. Danielson.........  54    Mr. Danielson has served as Vice President, Finance      1990
                                     and Chief Financial Officer and Director of the
                                     Company since 1990. He was named Executive Vice
                                     President in 1998. He also serves as a Director of
                                     Abrams Industries, Inc.
Ronald W. Allen..............  59    Mr. Allen has served as a Director of the Company        1997
                                     since 1997. He was Chairman and Chief Executive
                                     Officer of Delta Air Lines, an international air
                                     passenger carrier, from 1987 to 1997. He also served
                                     as President of Delta Airline from 1983 to 1987 and
                                     from 1993 to 1997, and Chief Operating Officer from
                                     1983 to 1997. He currently serves as a Director of
                                     The Coca-Cola Company.
Leo Benatar * +..............  71    Mr. Benatar has served as a Director of the Company      1994
                                     since 1994. He has been an associated consultant with
                                     A.T. Kearney, Inc., a management consultant and
                                     executive search company, since 1996. He was Chairman
                                     of Engraph, Inc., and served as Chief Executive
                                     Officer of that company from 1981 to 1995. Mr.
                                     Benatar serves as a Director of Interstate Bakeries
                                     Corporation, Mohawk Industries, Inc., and Paxar
                                     Corporation. He previously served as Chairman of the
                                     Federal Reserve Bank of Atlanta.

                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                           AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                           ---            ----------------------------------            --------
Earl Dolive+.................  83    Mr. Dolive has served as a Director of the Company       1997
                                     since 1977. He currently serves as a Director of
                                     Greenway Medical Technologies, Inc. and as Director
                                     Emeritus of Genuine Parts Company, a distributor of
                                     automobile replacement parts. Prior to his retirement
                                     in 1988, he was Vice Chairman of the Board of Genuine
                                     Parts Company.
J. Rex Fuqua.................  51    Mr. Fuqua has served as a Director of the Company        1996
                                     since 1996. He has been President and Chief Executive
                                     Officer of Realan Capital Corporation, a privately
                                     held real estate investment corporation, since 1985.
                                     He also has been President and Chief Executive
                                     Officer of Fuqua Capital Corporation, a privately
                                     held investment management corporation, since 1987.
                                     Previously, he was Chairman of the Board of Directors
                                     of Fuqua Enterprises, Inc., a company engaged in the
                                     manufacture and sale of medical products. Mr. Fuqua
                                     serves as a Director of Graham-Field Health Products,
                                     Inc.
Ingrid Saunders Jones*.......  55    Ms. Jones has served as a Director of the Company        1995
                                     since 1995. She has been Vice President of Corporate
                                     External Affairs of The Coca-Cola Company and
                                     Chairperson of The Coca-Cola Foundation since 1991.
                                     Previously, she was an Assistant Vice President of
                                     The Coca-Cola Company.
M. Collier Ross+.............  74    Gen. Ross has served as a Director of the Company        1996
                                     since 1996. He has been a self-employed management
                                     consultant since 1992. He is the former Executive
                                     Vice President of Sidwell-Ross and Associates, Inc.,
                                     a management and technical consulting firm. Gen. Ross
                                     retired from the United States Army in 1983 as a Lt.
                                     General after 39 years of distinguished service.
William K. Butler, Jr........  48    Mr. Butler joined the Company in 1974 as a Store         2000
                                     Manager. He served as Vice President of the Aaron's
                                     Rental Purchase Division from 1986 to 1995 and
                                     currently is President of that Division, now known as
                                     the Aaron's Sales and Lease Ownership Division. Mr.
                                     Butler has served as a Director of the Company since
                                     2000.

---------------

* Member of the Stock Option Committee of the Board of Directors.
+ Member of the Audit Committee of the Board of Directors.

     There are no family relationships among any of the executive officers, directors, and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

     The Board held four meetings during the year ended December 31, 2000. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served, except for J. Rex Fuqua, who attended 50% of the meetings of the Board during 2000.

     The Board has a standing Audit Committee which is composed of Messrs. Benatar, Dolive, and Ross. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held two meetings during the year ended December 31, 2000. Please see page 17 for the 2001 Audit Committee Report.

     The Board has a Stock Option Committee, which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held eight meetings during the year ended December 31, 2000.

     The Board does not have a nominating or compensation committee. Shareholder nominations for director must comply with the procedures for shareholder nominations set forth in Article III, Section 3 of the Company's Bylaws.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

     Set forth below are the names and ages of all executive officers of the Company as of February 15, 2001. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
R. Charles Loudermilk, Sr.(73)...............  Chairman of the Board of Directors and Chief
                                               Executive Officer of the Company.*
Robert C. Loudermilk, Jr.(41)................  President and Chief Operating Officer of the
                                               Company.*
Gilbert L. Danielson(54).....................  Executive Vice President and Chief Financial
                                               Officer of the Company.*
James L. Cates(50)...........................  Mr. Cates has served as Director of Risk
                                               Management since 1990, Vice President since 1994,
                                               and Secretary of the Company since 1999.
William K. Butler, Jr.(48)...................  President of the Aaron's Sales & Lease Ownership
                                               Division.*
Eduardo Quinones(40).........................  Mr. Quinones joined the Company is 1985 as a Store
                                               Manager. He served as Vice President of the
                                               Rent-to-Rent Division from 1989 to 2000 and
                                               currently is President of that Division.
David M. Rhodus(52)..........................  Mr. Rhodus has served as Vice President, Legal since 1999. He was a senior attorney for Alumax,
                                               Inc., an aluminum products manufacturing company,
                                               from 1998 to 1999 and Vice President and General
                                               Counsel for Atlantax Systems, Inc., a business tax
                                               services company, from 1993 to 1998.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
B. Lee Landers(42)...........................  Mr. Landers has served as Vice President, Chief
                                               Information Officer since 1999. Prior to 1999, he
                                               held various engineering and technology management
                                               positions with The Southern Company.
Robert P. Sinclair, Jr.(39)..................  Mr. Sinclair has served as Controller of the
                                               Company since 1990, Chief Financial Officer of the
                                               Aaron's Rental Purchase Division from 1995 to
                                               1999, and Vice President, Corporate Controller
                                               since 1999.

---------------

* For additional information concerning those individuals, see ELECTION OF DIRECTORS (Item 1) above.

EXECUTIVE COMPENSATION SUMMARY

     The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other Named Executive Officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      -------------
                                                                                        NUMBER OF
                                                       ANNUAL COMPENSATION             SECURITIES
                                     FISCAL   -------------------------------------    UNDERLYING
                                      YEAR                           OTHER ANNUAL     STOCK OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION          ENDED     SALARY     BONUS     COMPENSATION(1)        (#)        COMPENSATION
---------------------------          ------   --------   --------   ---------------   -------------   ------------
R. Charles Loudermilk, Sr. ........   2000    $454,000   $455,861         --             55,000        $104,005(2)
  Chairman of the Board and           1999     454,000    391,826         --                 --          92,172(3)
  Chief Executive Officer             1998     454,000    355,527         --                 --          82,975(4)
Robert C. Loudermilk, Jr. .........   2000     217,500         --         --             20,000           1,636(5)
  President and Chief                 1999     205,000         --         --             10,000           2,719(5)
  Operating Officer                   1998     200,000         --         --                 --           2,107(5)
Gilbert L. Danielson...............   2000     242,500         --         --             50,000           1,615(5)
  Executive Vice President and        1999     235,000     25,000         --             54,000           2,665(5)
  Chief Financial Officer             1998     230,000         --         --                 --           2,001(5)
William K. Butler, Jr..............   2000     242,500     25,000         --             40,000           1,724(5)
  President, Aaron's Sales &          1999     210,000     50,000         --             20,000           3,472(5)
  Lease Ownership Division            1998     200,000         --         --                 --           2,200(5)
Eduardo Quinones...................   2000     155,750     31,457         --             30,000           1,441(5)
  President, Rent-to-Rent             1999      94,000     44,409         --             12,000           2,190(5)
  Division                            1998      86,500     72,506         --                 --             606(5)

---------------

(1) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2) Includes a matching contribution of $1,819 made by the Company to the executive's account in the Company's 401(k) plan, and $102,186 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(3) Includes a matching contribution of $2,656 made by the Company to the executive's account in the Company's 401(k) plan, and $89,516 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(4) Includes a matching contribution of $2,000 made by the Company to the executive's account in the Company's 401(k) plan, and $80,975 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(5) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

     GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

     SALARY AND BONUS. The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during year ended December 31, 2000, which represented no change in his salary from the fiscal year ended December 31, 1999. At its March 13, 2000 meeting, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, a bonus was to be given to the Chief Executive Officer in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 2000 (without giving effect to his bonus under the Plan) if the Company's pre-tax earnings for 2000 (after giving effect to his bonus under the Plan) exceeded pre-tax earnings for the fiscal year ended December 31, 1999, which goal ultimately was achieved. Factors considered in setting the Chief Executive Officer's salary and bonus included the continued improvement in the Company's financial condition during the fiscal year and his dual role as both Chairman of the Board of Directors and Chief Executive Officer of the Company.

     STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Options and awards equivalent to 444,500 shares of Common Stock were awarded to officers and employees during the year-end December 31, 2000. Options granted to the Chief Executive Officer and the other Named Executive Officers during the three prior fiscal years are reflected in the Summary Compensation Table above.

         THE BOARD OF DIRECTORS
         R. Charles Loudermilk, Sr.
         Robert C. Loudermilk, Jr.
         Gilbert L. Danielson
         Ronald W. Allen
         Leo Benatar
         Earl Dolive
         J. Rex Fuqua
         Ingrid Saunders Jones
         M. Collier Ross
         William K. Butler, Jr.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) the S&P Small Cap 600 Index and (ii) a group of publicly traded rental purchase, rent-to-rent, and credit furniture retailer companies (the "Peer Group"). For 2000, the Peer Group consisted of Rent-A-Center, Inc., Rent-Way, Inc., and Heilig-Meyers Company. CORT Business Services Corporation and Globe Business Resources, Inc. were excluded from the Peer Group in 2000 after being included in prior years because they were acquired by larger companies during the year and ceased being independently-held companies. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                                                    AARON RENTS, INC.          S & P SMALLCAP 600              PEER GROUP
                                                    -----------------          ------------------              ----------
12/95                                                    100.00                      100.00                      100.00
12/96                                                    132.32                      121.32                       93.96
12/97                                                    216.50                      152.36                       95.14
12/98                                                    169.40                      156.52                       98.34
12/99                                                    169.77                      175.93                       61.10
12/00                                                    158.28                      196.69                       54.35

    * $100 invested on 12/31/95 in Stock or Index, including reinvestment of dividends.

          EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler, and Quinones have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

     Outside directors receive $2,000 for each Board meeting attended, and Audit Committee members receive fees of $500 for each Audit Committee meeting attended. Each outside director also is paid a quarterly retainer of $2,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings.

OPTION GRANTS

     The following table lists grants of stock options made by the Company during the last fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                           PERCENT OF                                  ANNUAL RATES OF
                             NUMBER OF       TOTAL                                       STOCK PRICE
                            SECURITIES      OPTIONS       EXERCISE                    APPRECIATION FOR
                            UNDERLYING     GRANTED TO        OR                        OPTION TERM(1)
                              OPTIONS     EMPLOYEES IN   BASE PRICE   EXPIRATION   -----------------------
NAME                        GRANTED (#)   FISCAL YEAR      ($/SH)        DATE        5% ($)      10% ($)
----                        -----------   ------------   ----------   ----------   ----------   ----------
R. Charles Loudermilk,
  Sr......................   55,000(2)       13.60%       $12.875     10/02/2010   $1,153,461   $1,836,694
Robert C. Loudermilk,
  Jr......................   20,000(2)        4.94%        12.875     10/02/2010      419,440      667,889
Gilbert L. Danielson......   50,000(2)       12.36%        12.875     10/02/2010    1,048,601    1,669,722
William K. Butler, Jr.....   40,000(3)        9.89%        12.563     07/01/2010      818,520    1,303,356
Eduardo Quinones..........   30,000(3)        7.43%        14.875     04/03/2010      726,894    1,157,458

---------------

(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Class A Common Stock and Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) These options were granted outside of the Company's 1996 Stock Option Incentive Award Plan and are subject to shareholder approval at the Annual Meeting -- See Item (3): "Proposal to Approve Grants of Stock Options to Three Executive Officers" below.
(3) These options were granted pursuant to the Company's 1996 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows for the Company's Chief Executive Officer and the Named Executive Officers information with respect to the exercise of options for Common Stock during the year ended December 31, 2000, the number of shares covered by both exercisable and non-exercisable stock options for Common Stock as of December 31, 2000, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the applicable class of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED
                                SHARES                        OPTIONS AT                VALUE OF UNEXERCISED
                               ACQUIRED                    DECEMBER 31, 2000           IN-THE MONEY OPTIONS AT
                                  ON       VALUE            (NO. OF SHARES)             DECEMBER 31, 2000(1)
                               EXERCISE   REALIZED   -----------------------------   ---------------------------
NAME                             (#)        ($)      EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           --------   --------   -----------     -------------   -----------   -------------
R. Charles Loudermilk, Sr....       --          --     200,000           55,000       $837,500        $65,313
Robert C. Loudermilk, Jr.....       --          --      60,000           30,000        251,250         33,125
Gilbert L. Danielson.........   30,000     202,500     110,000          104,000        418,750        110,000
William K. Butler, Jr........   20,000     137,625      70,000           60,000        251,250         69,375
Eduardo Quinones.............       --      50,619      20,000           42,000         83,750         11,250

---------------

(1) Aggregate market value (based on December 30, 2000 closing stock price of $14.0625 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

                              PROPOSAL TO APPROVE
                 THE 2001 STOCK OPTION AND INCENTIVE AWARD PLAN
                                    (ITEM 2)

     The Board of Directors has adopted, subject to shareholder approval at the Annual Meeting, the Company's 2001 Stock Option and Incentive Award Plan (the "2001 Plan"). If approved by the shareholders, the 2001 Plan will become effective as of March 13, 2001. The Company's 1996 Stock Option Plan terminated on March 31, 2001.

     Shareholder approval of the 2001 Plan is sought to (1) qualify the 2001 Plan pursuant to Rule 16b-3 under the Exchange Act, and thereby render certain transactions under the 2001 Plan exempt from certain provisions of Section 16 of the Exchange Act, (2) qualify certain types of awards under the 2001 Plan as "performance based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby allow the Company to exclude such compensation from the one million dollar cap on the tax deductibility of compensation paid to the "Named Executive Officers" and (3) satisfy the Company's obligations under its listing agreements with The New York Stock Exchange. Shareholder approval of the 2001 Plan is necessary to make the incentive awards contemplated by the 2001 Plan.

     The following is a summary of certain material features of the 2001 Plan:

     GENERALLY. The 2001 Plan is a flexible plan that will provide the Stock Option Committee of the Board of Directors (the "Committee") broad discretion to fashion the terms of awards to provide eligible participants with such stock-based incentives as the Committee deems appropriate. It will permit the issuance of awards in a variety of forms, including: (i) nonqualified stock options ("NQSOs") and incentive stock options ("ISOs"; NQSOs, and ISOs collectively, "Stock Options"), (ii) performance shares, and (iii) restricted stock awards.

     ADMINISTRATION. The 2001 Plan will be administered by the Committee, each member of which will be a "disinterested person" within the meaning of Section 16 of, and Rule 16b-3 under, the Exchange Act. The 2001 Plan vests broad powers in the Committee to administer and interpret the 2001 Plan. The Committee's powers include authority, within the limitations set forth in the 2001 Plan, to
(i) select the persons to be granted awards, (ii) determine the size and type of awards, (iii) construe and interpret the 2001 Plan, (iv) establish, amend or waive rules and regulations for the administration of the 2001 Plan, and (v) determine whether an award, award agreement or payment of an award should be amended, reduced or eliminated, to the extent the 2001 Plan gives discretion to the Committee to do so.

     ELIGIBILITY. In general, employees, directors, independent contractors, consultants and other providers of service to the Company are eligible to receive awards under the 2001 Plan.

     NUMBER OF SHARES AVAILABLE. The 2001 Plan provides for the grant of up to 600,000 shares of Common Stock. Under certain circumstances, shares subject to an award that remain unissued upon termination of the award will become available for additional awards under the 2001 Plan. In the event of a stock dividend, stock split, recapitalization, or similar event, the Committee will equitably adjust the aggregate number of shares subject to the 2001 Plan and the number, class, and price of shares subject to awards outstanding.

     AMENDMENT AND TERMINATION. The 2001 Plan may be amended, modified, or terminated by the Board of Directors, subject to shareholder approval if such an amendment would materially modify the eligibility requirements thereunder, increase the total number of shares allowed to be issued thereunder, extend the term thereof, require shareholder approval under Rule 16b-3 of the Exchange Act or, in any case, if the Board determines that shareholder approval is appropriate. Unless earlier terminated by the Board of Directors or shareholders, the 2001 Plan will terminate on March 13, 2011.

     CODE SECTION 162(M). At all times when the Committee determines that it is desirable to satisfy the conditions of Section 162(m) of the Code, all awards granted under the 2001 Plan will comply with such conditions. The Committee is nevertheless empowered to grant awards that would not constitute "performance based" compensation under Section 162(m). If changes are made to Section 162(m) to permit greater flexibility with respect to any awards available under the 2001 Plan, the Committee may, subject to the restrictions set forth in the preceding paragraph regarding amendment thereof, make any adjustments it deems appropriate.

AWARDS UNDER THE 2001 PLAN

     STOCK OPTIONS. The Committee in its discretion will determine the number of shares of Common Stock subject to Stock Options to be granted to each participant, but no individual may be granted Stock Options to purchase more than 150,000 shares during any one calendar year. The Committee may grant NQSOs, ISOs, or a combination thereof to eligible persons, provided that ISOs may only be granted to employees. ISOs may only be granted if the aggregate fair market value (determined as of the date the options are granted) of the Common Stock underlying ISOs granted under all plans of the Company that become exercisable for the first time during any calendar year is less than $100,000. ISOs granted under the 2001 Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. NQSOs granted under the 2001 Plan will provide for the purchase of Common Stock at prices determined by the Committee. No Stock Option granted will be exercisable later than the tenth anniversary date of its grant.

     Stock Options will be exercisable at such times and subject to such restrictions and conditions as the Committee approves. A holder of NQSOs may be able to transfer the Stock Options, under certain circumstances, to members of his or her immediate family (as defined in the 2001 Plan), to one or more trusts for the benefit of his or her immediate family or to partnerships in which immediate family members are the only partners, if such holder's option agreement expressly permits such transfer and the holder does not receive any consideration in any form whatsoever for the transfer. Other than the foregoing, Stock Options will not be transferable by the holder other than by will or applicable laws of descent and distribution. The option exercise price is payable in cash or, if approved by the Committee, in shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares.

     PERFORMANCE SHARES. The Company may grant performance shares to employees of the Company or its subsidiaries in such amounts, and subject to such terms and conditions, as the Committee in its discretion determines; provided, however, that no individual may earn more than 150,000 performance shares with respect to any performance period. Each performance share will have a value equal to the fair market value of a share of Common Stock on the date the performance share is earned. The Committee in its discretion will set performance goals to be achieved over performance periods of not less than two years. The extent to which the performance goals are met will determine the number of performance shares earned by participants. The performance measure to be used for purposes of grants to Named Executive Officers will be one or more of the following: total shareholder return, return on assets, return on equity, earnings per share, revenue growth, operating income, estimated earnings, net income, market value of the shares, and pre-tax profit performance, unless and until the Company's shareholders vote to change such performance measures. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval, the Committee will have the sole discretion to make such changes without obtaining shareholder approval. In any event, with respect to employees that are not Named Executive Officers, the Committee may approve performance measures not listed above without shareholder approval.

     After the applicable performance period has ended, the Committee will certify the extent to which the established performance goals have been achieved, and each holder of performance shares will be entitled to receive payout on the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The grantee of a performance share award will receive payment, within 75 days following the end of the applicable performance period, of performance shares earned in cash or shares of Common Stock (or in a combination of cash and shares of Common Stock), which have, as of the close of the applicable performance period, an aggregate fair market value equal to the value of the earned performance shares. If the employment of a participant is terminated by reason of death or retirement or at the request of the Company without cause during the performance period, the participant will receive a prorated payout with respect to the performance shares earned, which will be determined by the Committee, in its sole discretion, and will be based upon the length of time the participant held the performance shares during the applicable performance period and upon achievement of the established performance goals. Such payment will be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant's employment is terminated for any other reason, all performance shares will be forfeited by the participant to the Company. Performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     RESTRICTED STOCK. The Committee may from time to time grant restricted stock awards to employees of the Company or its subsidiaries, but no individual may be granted more than 150,000 shares of Restricted Stock during any one calendar year. Each grant of restricted stock will be evidenced by a written grant agreement between the participant and the Company setting forth the terms and conditions of the grant, as determined by the Committee, at its discretion, to be necessary or desirable. Terms may include a requirement for payment by the participant to the Company for the restricted stock, which is granted.

     Each grant of restricted stock will be subject to restrictions, determined by the Committee in its discretion, for a period of at least six months (the "Restricted Period"). Such restrictions may include only the requirement of continued employment or may include other financial performance based criteria established by the Committee. The grant agreement may, at the discretion of the Committee and subject to any prescribed terms and conditions, also provide for the lapse of restrictions upon the occurrence of such specified events as a change in control of the Company or the termination of the participant's employment by reason of the participant's death, or retirement.

     During the Restricted Period the participant will have all the rights of a Company shareholder, including the right to receive dividends and vote the shares of restricted stock, except as follows. Cash dividends will be paid either in cash or in restricted stock, as the Committee determines. In addition, the restricted stock may not be transferred, assigned or encumbered unless and until all restrictions have lapsed. The restricted stock will be forfeited to the Company if all conditions to the lapse of the restrictions have not been met or waived at or prior to the expiration of the Restricted Period.

     CHANGES IN CONTROL. Except as provided otherwise in the applicable award agreement, upon the occurrence of certain change in control events, (i) all Stock Options outstanding will become immediately exercisable; (ii) all restrictions on restricted stock will lapse and (iii) the Committee may, in its discretion, make any other modifications to any awards as determined by the Committee to be deemed appropriate before the effective date of such change in control.

FEDERAL TAX CONSEQUENCES

     The following summary of federal income tax consequences with respect to the 2001 Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

     STOCK OPTIONS. There are generally no federal tax consequences either to the employee receiving Stock Options (the "Optionee") or to the Company upon the grant of a Stock Option. On exercise of an ISO, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the Optionee under the Alternative Minimum Tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year after the date of exercise, the Optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Any additional gain will be capital gain for the optionee. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Optionee will be treated as a capital gain. On exercise of a NQSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of Common Stock acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

     PERFORMANCE SHARES. The grant of a performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount.

     RESTRICTED STOCK. The Company is of the opinion that the participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the participant elected, pursuant to a special election provided in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the participant during the Restricted Period will be taxable as compensation income, rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the participant.

     The amount of income realized by each participant and the amount of the deduction available to the Company will be affected by any change in the market price of the Common Stock during the limitation period.

     OPTION GRANTS. It is not possible to determine either the benefits or amounts that will be received by the Company's directors or executive officers, or any of its employees, at this time under the 2001 Plan, or that would have been received had the 2001 Plan been in effect during the last fiscal year.

     VOTING REQUIREMENTS. Approval of the 2001 Plan will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001 PLAN, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

                              PROPOSAL TO APPROVE
              GRANTS OF STOCK OPTIONS TO THREE EXECUTIVE OFFICERS
                                    (ITEM 3)

     The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, the grant of stock options to three of the Company's executive officers made outside of the Company's 1996 Stock Option and Incentive Award Plan or the 2001 Plan. If approved by the shareholders, the grants will become effective as of October 2, 2000.

     The Board of Directors approved the following stock option grants as of October 2, 2000:

                                                                         EXERCISE PRICE/FAIR
                                                     NUMBER OF OPTIONS   MARKET VALUE ON DATE
NAME OF OPTION HOLDER                                     GRANTED              OF GRANT
---------------------                                -----------------   --------------------
R. Charles Loudermilk, Sr..........................       55,000           $12.875/$12.875
Gilbert L. Danielson...............................       50,000           $12.875/$12.875
Robert C. Loudermilk, Jr...........................       20,000           $12.875/$12.875

     All of the options granted to the three executive officers were non-qualified stock options. The stock options will be fully vested on October 2, 2003 and become exercisable on that date. Although not granted under the Company's existing 1996 Stock Option and Incentive Plan or the 2001 Plan, the terms of the grants are substantially identical to the terms of options available for grant under such plans. The Board of Directors determined to make these grants outside of the plans because the Company did not expect to have sufficient authorized shares available for grant under the plans to make the grants to those officers and to make planned grants to other non-executive officer employees.

     VOTING REQUIREMENTS. Approval of these grants by the shareholders is required by the rules of the New York Stock Exchange for the grants to be effective. Approval of the stock option grants described above will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTION GRANTS TO THE THREE EXECUTIVE OFFICERS, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, and William K. Butler, Jr.

     The Company leases a 49,000 square foot building housing two stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a ten-year lease expiring in 2008 at a basic monthly rental of $17,726, subject to escalation every five years based on the consumer price index, but not to exceed 25%. All insurance, taxes, assessments, and other charges related to the property are paid by the Company as additional rent under the lease. The Company believes that these lease terms are as favorable as those that could have been obtained at the same time from unaffiliated parties.

     During 2000, the Company paid $140,509 for various store fixtures to Abrams Fixture Corporation, a subsidiary of Abrams Industries, Inc., of which Mr. Danielson serves as a Director.

     Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 2000 represented $1,363,716, and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the year ended December 31, 2000 totaled $219,286.

                                 AUDIT MATTERS

     Ernst & Young LLP served as auditors of the Company for the year ended December 31, 2000. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed by the Company's auditors, Ernst & Young LLP, for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $179,250.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During 2000, Ernst & Young LLP billed the Company $65,125 for professional services with regard to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed for services rendered by Ernst & Young LLP for 2000, other than the services described above, were $47,750.

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee is comprised of three "independent" members as defined under the listing standards of the New York Stock Exchange ("NYSE"). The Audit Committee acts under a written charter adopted and approved by the Board of Directors on May 2, 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

     The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent accountants. In addition, the Audit Committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to Shareholders.

     In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and has discussed with Ernst & Young LLP, the independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. In addition, the members of the Audit Committee considered whether the provision of services by Ernst & Young LLP for the year ended December 31, 2000 described above in AUDIT MATTERS -- "All Other Fees" was compatible with maintaining Ernst & Young LLP's independence.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the Audit Committee of the Board of Directors.

                                          Earl Dolive, Chairman
                                          Leo Benatar
                                          M. Collier Ross

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2002 annual meeting must be received by December 6, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James L. Cates
                                          Vice President, Risk Management and
                                          Secretary

April 6, 2001

                                                                      APPENDIX A

                               AARON RENTS, INC.
                            AUDIT COMMITTEE CHARTER

                             AS ADOPTED MAY 2, 2000

ORGANIZATION

     The Audit Committee shall be composed solely of at least three independent directors who are free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Board of Directors, in selecting the members of the Audit Committee, shall make a determination that each member is independent. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee) and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall assist the Board of Directors in exercising its authority with respect to financial matters. The Audit Committee will review the Company's accounting and financial reporting practices and the quality and integrity of the Company's financial reporting. In so doing, the Audit Committee will facilitate free and open communication between the Company's directors, independent auditors, internal auditors, and financial management.

POWER AND AUTHORITY

     In its review of financial matters, the Audit Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted under Section 14-2-825 of the Georgia Business Corporation Code. Each member of the Audit Committee shall, in the performance of such member's duties, be fully protected in relying on information, opinions, reports, or statements prepared or presented by any of the Company's officers or employees or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence, all to the extent permitted by Section 14-2-830 of the Georgia Business Corporation Code.

ACTIVITIES

     The Audit Committee will review and monitor the Company's accounting policies and financial reporting practices, paying particular attention to any weaknesses in internal accounting policies and controls, with the primary goal being to help assure that the Company's financial statements present fairly the Company's financial results in accordance with generally accepted accounting principles.

     In the course of these activities, the Audit Committee will:

          1. Recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and review the independence and objectivity of the independent auditors.

          2. Meet with the Company's independent auditors and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion of the annual audit, review such audit, including any comments or recommendations of the independent auditors.

          3. Prior to the public release of the annual financial statements, meet with the Company's financial management and the independent auditors to discuss the disclosure and content of the financial statements, including a discussion of the quality of the accounting principles applied and significant judgments affecting the Company's financial statements.

          4. Discuss with, and report to, the Company's financial management and the Board of Directors the material findings included in the independent auditors' management letter, if any.

          5. Discuss with, and receive reports from, the Company's internal auditors, independent auditors, and financial management regarding material changes in the Company's accounting principles, standards, and policies.

          6. Discuss with, and receive reports from, the Company's independent auditors, internal auditors, and financial management regarding the adequacy and effectiveness of the Company's accounting and financial controls.

          7. Review the Company's internal audit function, including its independence and authority, the proposed audit plans for the coming year, and the coordination of such plans with the Company's independent auditors.

          8. Consider and discuss with the Company's financial management and internal auditors significant finds from completed internal audits during the year and any material changes required in the planned scope of the internal audit plan.

          9. Provide an opportunity for the Company's internal auditors and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

          10. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate to do so.

          11. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.
---------------

                               AARON RENTS, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 1, 2001

                           CLASS A COMMON STOCK PROXY
   The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 1st day of May, 2001, at 10:00 a.m., Eastern Time and at any and all adjournments thereof as follows:

    (1)  [ ]  FOR all nominees listed below (except as marked to the contrary below):
              NOMINEES: R. Charles Loudermilk, Sr., Robert C. Loudermilk,
              Jr., Gilbert L. Danielson, Earl Dolive, Ronald W. Allen, Leo
              Benatar, Ingrid Saunders Jones, J. Rex Fuqua, M. Collier
              Ross, and William K. Butler, Jr.
         [ ]
              WITHHOLD AUTHORITY to vote for all nominees listed.
              (INSTRUCTION: To withhold authority to vote for any
              individual nominee, write that nominee's name in the space provided below.)
              ------------------------------------------------------------
    (2)  [ ]  FOR the approval of the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan.
              [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
    (3)       FOR the approval of stock option grants to three executive officers of the Company as described in accompanying Proxy
              Statement.
              [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
    (4)       FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and
              ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES AND PROPOSALS LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

   It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.
   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 6, 2001 and the Proxy Statement furnished therewith.

                                                  Dated and signed

        -----------------------------------------------------------------------,
                                                  2001

                                                  ------------------------------

                                                  ------------------------------
                                                  (Signature should agree with
                                                  the name(s) hereon. Executors,
                                                  administrators, trustees,
                                                  guardians and attorneys should
                                                  so indicate when signing. For
                                                  joint accounts each owner
                                                  should sign. Corporations
                                                  should sign their full
                                                  corporate name by a duly
                                                  authorized officer.)

   This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.